UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

Balance Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-202959	47-1146785
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 Lincoln Road, 4th Floor

Miami Beach, FL 33139

(Address of principal executive office)

(305) 907-7600

(Registrant's telephone number, including area code)

(not applicable)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Raphael Perez

On September 11, 2015, Raphael Perez tendered his resignation as the President, Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Director of the Company, by providing a notice to the Board of Directors (the “Board”) of Balance Labs, Inc. (the “Company”).

Appointment of Michael D. Farkas

Effective September 11, 2015, the Board appointed Michael D. Farkas, Company’s Chairman of the Board, as the President, CEO and CFO of the Company

Michael D. Farkas, 43, served as the Chief Executive Officer of Balance Labs, Inc. from its inception on June 5, 2014 until January 15, 2015 and has been the Chairman of the Board since inception. In 2009 Mr. Farkas was the Founder of Car Charging Group, Inc and served as its Chief Executive Officer and Member of the Board of Directors since 2010. In August 2015 Mr. Farkas resigned as CEO and now serves as Chairman of the Board and Chief Visionary Officer of Car Charging Group. Mr. Farkas is the founder and manager of The Farkas Group, a privately held investment firm. Mr. Farkas also currently holds the position of Chairman and Chief Executive Officer of the Atlas Group, where its subsidiary, Atlas Capital Services, a broker-dealer, has successfully raised capital for a number of public and private clients until it withdrew its FINRA registration in 2007. Over the last 20 years, Mr. Farkas has established a successful track record as a principal investor across a variety of industries, including telecommunications, technology, aerospace and defense, agriculture, and automotive.

Appointment of Aviv Hillo

Effective September 11, 2015, the Board appointed Aviv Hillo as a Director of the Board.

Aviv Hillo, 51, is co-founder of Ariel Photonics Assembly Ltd., a leading laser-based products and applications company in Israel, and has been its Deputy CEO, Legal Advisor and Business Advisor since August 2007. Mr. Hillo has been a partner at Schechter Hillo Law Offices (previously Yerushalmi & Hillo Law Offices) since 2004, and is the CEO and founder of Edison Capital Ltd. since 2013. He is a skilled international business lawyer with a 20-year established track record both in Israel and New York, handling cross-border transactions and litigations. Mr. Hillo is also an experienced executive and investor across a variety of industries including defense technology, real estate, biotechnology, mobile apps, and internet marketplace platforms. During the years of 1998 to 2003, he practiced law at Yerushalmi & Associate as an associate and partner in New York City. He served as the CEO and director of Ensave 2000, LLC, and as legal advisor and director in Mobile Homes International, LLC. Mr. Hillo was a shareholder and legal advisor for LSL Biotechnologies, Inc. He served on the board of “Misdar Dorshei Tov”, an Israeli non-for profit organization between 1994 and 1996. Mr. Hillo graduated from the Tel Aviv School of Law in 1993, and received his Master’s Degree (cum laude) in Banking, Corporate and Finance Law at Fordham School of Law in 2001. He was admitted to the Israeli Bar in 1994 and to the New York State Bar in 1999. Mr. Hillo served in an elite Israeli military unit as a commander and officer (Major), and was honorably released in 2006.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Hillo or Mr. Farkas.

Related Party Transactions

On February 6, 2015, the Company entered into a one-year consulting agreement with Michael D. Farkas pursuant to which the company agreed to pay $10,000 per month for consulting services relating to the development of our business.

Material Plans, Contracts, or Arrangements

Except as disclosed elsewhere in this Current Report, as of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Hillo is a party in connection with his appointment as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

BALANCE LABS, INC.

DATED: September 11, 2015	By:	/s/ Michael D. Farkas
Michael D. Farkas
President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)